SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.


                              FORM 8-K/A


                            CURRENT REPORT


                Pursuant to Section 10 or 15(d) of the
                    Securities Exchange Act of 1934



                          November 15, 1996
           ------------------------------------------------
           Date of Report (date of earliest event reported)


                      NETWORK LONG DISTANCE, INC.
         -----------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


    Delaware                        0-23172               77-1122018
---------------                  -----------          -------------------
(State or Other                  (Commission          (IRS Employer Iden-
Jurisdiction of                  File Number)          tification Number)
Incorporation)


                          525 Florida Street
                     Baton Rouge, Louisiana  70801
                ---------------------------------------
                (Address of Principal Executive Offices
                          Including Zip Code)


                             (504) 343-3125
                     ------------------------------
                     (Registrant's telephone number,
                          including area code)







Page 1 of 25.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Audited Financial Statements of United Wats, Inc.*

                                                                Item 7(a)
          (b)  Pro Forma Financial Information.*
                                                                Item 7(b)

          (c) Supplemental Consolidated Balance Sheets of Network Long Distance, Inc. and subsidiaries as of March 31, 1996 and 1995 and the related supplemental consolidated statements of operations, stockholders equity and cash flows.

*previously filed

               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
    Network Long Distance, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Network Long Distance, Inc., (a Delaware Corporation) and subsidiaries as of March 31, 1996 and 1995, and the related supplemental consolidated statements of operations, stockholders' equity and cash flows for the years then ended. The supplemental consolidated statements give effect to the merger with United Wats, Inc., on November 15, 1996, which has been accounted for as a pooling-of-interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. The supplemental consolidated financial statements of Network Long Distance, Inc., for the year ended March 31, 1994 were audited by other auditors whose report dated December 1, 1996, expressed an unqualified opinion on those statements.

We did not audit the financial statements of Long Distance Telecom, Inc. included in the supplemental consolidated financial statements of Network Long Distance, Inc. which statements reflect total assets and revenues constituting 4.6% and 7.8%, respectively, in 1996 and 8.0% and 9.5%, respectively, in 1995 of the related supplemental consolidated totals. We also did not audit the financial statements of United Wats, Inc., included in the supplemental consolidated financial statements of Network Long Distance, Inc., which statements reflect total assets and revenues constituting 10.3% and 23.3%, respectively, in 1996 and 5.7% and 8.0%, respectively, in 1995 of the related supplemental consolidated totals. The statements of Long Distance Telecom, Inc. and United Wats, Inc. were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Long Distance Telecom, Inc., and United Wats, Inc., is based solely upon the reports of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based upon our audit and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Network Long Distance, Inc., and its subsidiaries as of March 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years then ended, after giving retroactive effect to the merger with United Wats, Inc., as described in Note 1, all in conformity with generally accepted accounting principles.


                                   /s/ ARTHUR ANDERSEN LLP
                                   --------------------------------
                                   Arthur Andersen LLP

Jackson, Mississippi,
    December 31, 1996.

                          FAULK & WINKLER, LLC
            ------------------------------------------------
            Certified Public Accountants * Business Advisors


                      Independent Auditors' Report



Board of Directors
Network Long Distance, Inc.
Baton Rouge, Louisiana

     We have audited the accompanying supplemental consolidated statements of operations, stockholders' equity and cash flows of Network Long Distance, Inc. and subsidiaries for the year ended March 31, 1994. The supplemental consolidated statements give effect to the merger with United Wats, Inc., on November 15, 1996, which has been accounted for as a pooling-of-interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We did not audit the financial statements of Blue Ridge Telephone, Inc. included in the supplemental consolidated financial statements of Network Long Distance, Inc. which statements reflect total revenues constituting 14.3% in 1994 of the related supplemental consolidated totals. We also did not audit the financial statements of United Wats, Inc., included in the supplemental consolidated financial statements of Network Long Distance, Inc., which statements reflect total revenues constituting 4.9% in 1994 of the related supplemental consolidated totals. The statements of Blue Ridge Telephone, Inc. and United Wats, Inc. were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Blue Ridge Telephone, Inc., and United Wats, Inc., is based solely upon the reports of other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based upon our audit and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Network Long Distance, Inc. and its subsidiaries and their cash flows for the year ended March 31, 1994, after giving retroactive effect to the merger with United Wats, Inc., as described in Note 1, all in conformity with generally accepted accounting principles.


                              /s/ FAULK & WINKLER
                              ----------------------------
                              Certified Public Accountants

Baton Rouge, Louisiana
December 31, 1996

             NETWORK LONG DISTANCE, INC. AND SUBSIDIARIES
             --------------------------------------------
               SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
               ----------------------------------------



                                                          March 31,
                                                   -----------------------
                                                   1996             1995
                                                  --------        --------
                                 ASSETS
                                 ------

CURRENT ASSETS:
  Cash and cash equivalents                        $  892,572     $  523,267
  Securities purchased under agreement
    to resell                                             -        1,558,562
  Accounts receivable, net of allowance
    for doubtful accounts of $1,073,000
    and $518,000 at March 31, 1996 and
    1995, respectively                              9,325,997      5,014,254
  Other receivables                                   708,962            -
  Other current assets                                668,231        170,943
                                                   ----------    -----------
        Total current assets                       11,595,762      7,267,026

PROPERTY AND EQUIPMENT:
  Land                                                 75,000         75,000
  Building and improvements                           697,285        436,568
  Telecommunications equipment                      2,338,866      2,093,204
  Furniture and fixtures                            1,371,197        801,038
                                                   ----------    -----------
                                                    4,482,348      3,405,810
  Less: accumulated depreciation                   (1,758,936)    (1,161,784)
                                                   ----------    -----------
                                                    2,723,412      2,244,026
                                                   ----------    -----------
CUSTOMER ACQUISITION COSTS, NET                     5,501,559      1,626,441
GOODWILL, NET                                       2,079,433         22,666
OTHER INTANGIBLES, NET                              1,192,010        234,890
OTHER ASSETS                                          218,940        367,213
                                                   ----------    -----------

        Total assets                              $23,311,116    $11,762,262
                                                   ==========     ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  -------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                $ 1,657,423    $ 1,119,252
  Accrued telecommunications cost                   2,736,999      1,481,409
  Other accrued liabilities                         1,152,591        886,822
  Customer deposits                                   176,210        183,185
  Deferred income tax liability                       242,872         76,690
  Current maturities of long-term debt                202,280        144,252
  Current maturities of capital lease
    obligation                                         82,855         73,873
                                                   ----------    -----------
        Total current liabilities                   6,251,230      3,965,483

DEFERRED INCOME TAX LIABILITY                          58,201         16,476

LONG-TERM DEBT                                      2,889,138        198,694

CAPITAL LEASE OBLIGATION                              126,481        209,337

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock -
  $.01 par value; 25,000,000 shares
  authorized; no shares issued and
  outstanding at March 31, 1996 and 1995
  (redemption value $3 per share)                         -              -

STOCKHOLDERS' EQUITY
  Common stock - $.0001 par value; 20,000,000
    shares authorized; 6,523,876 and
    5,606,939 shares issued and outstanding
    at March 31, 1996 and 1995, respectively              652            561
  Additional paid-in capital                       12,970,833      6,695,241
  Retained earnings                                 1,106,871        768,760
  Treasury Stock                                      (92,290)       (92,290)
                                                   ----------    -----------

        Total stockholders' equity                 13,986,066      7,372,272
                                                   ----------    -----------

        Total liabilities and
         stockholders' equity                     $23,311,116    $11,762,262
                                                   ==========     ==========

The accompanying notes are an integral part of these financial statements.

             NETWORK LONG DISTANCE, INC. AND SUBSIDIARIES
             --------------------------------------------


          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
          --------------------------------------------------




                                           For the Year Ended March 31,
                                         ---------------------------------
                                         1996          1995        1994
                                        --------     --------     --------

Revenues (including excise taxes
 of $250,000, $219,000 and
 $148,000 in 1996, 1995 and
 1994, respectively)                    $44,699,191  $29,374,853 $13,134,620

Operating expenses:
 Telecommunications costs                32,548,221   21,823,645   9,234,807
 Selling, general and
  administrative                          9,036,273    5,652,103   2,926,598
 Provision for losses on
  accounts receivable                     1,112,151      403,314     243,590
 Depreciation and amortization            1,246,826      396,661     277,357
                                         ----------   ----------  ----------

    Total operating expenses             43,943,471   28,275,723  12,682,352
                                         ----------   ----------  ----------

Operating income                            755,720    1,099,130     452,268
Interest (income) expense, net              198,897      (65,480)    145,482
Other (income) loss                         (40,947)      30,142      17,945
                                         ----------   ----------  ----------

Income before income taxes                  597,770    1,134,468     288,841
Provision for income taxes                  223,273      266,954     114,955
                                         ----------   ----------  ----------

Net income                                  374,497      867,514     173,886
Preferred dividend requirement                  -            -        31,984
                                         ----------   ----------  ----------

Net income applicable to common
 stockholders                               374,497      867,514     141,902

Pro forma adjustment (Note 1):
 Income tax provision                       126,375       28,685      26,209
                                         ----------   ----------  ----------

Pro forma net income applicable
 to common stockholders                  $  248,122   $  838,829  $  115,693
                                         ==========   ==========  ==========


Earnings per common share                $     0.07   $     0.19  $     0.04
                                         ==========   ==========  ==========

 Pro forma earnings per common
 share                                   $     0.05   $     0.18  $     0.03
                                         ==========   ==========  ==========




The accompanying notes are an integral part of these financial statements.

             NETWORK LONG DISTANCE, INC. AND SUBSIDIARIES
             --------------------------------------------

     SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     ------------------------------------------------------------




                               Common Stock
                             $.0001 Par Value   Additional                     Treasury Stock
                             ----------------     Paid-in      Retained       -----------------
                             Number    Amount     Capital      Earnings      Number       Amount
                             ------    ------     -------      --------      -------      ------

BALANCE, MARCH 31, 1993     3,936,014   $  394   $  136,727   $  322,808         -       $   -

Issuance of common stock
 through public offering
 (net of offering costs
 of $1,200,363)             1,422,139      142    5,703,195          -           -           -

Issuance of common stock to
 former holders of  Series B
 Convertible Preferred Stock   60,000        6      299,994     (300,000)        -           -

Purchase of treasury stock        -        -            -            -      1,028,917   (239,559)

Dividends on preferred
 stock, $0.39 per share           -        -            -        (31,984)        -           -

Dividends on common stock,
 $0.006 per share                 -        -            -        (29,597)        -           -

Net income                        -        -            -        173,886         -           -
                             -------- --------     --------     --------     --------   --------

BALANCE, MARCH 31, 1994     5,418,153      542    6,139,916      135,113    1,028,917   (239,559)

Issuance of common stock to
 former holders of Series A
 Convertible Preferred Stock   63,502        6      190,500          -           -           -

Issuance of common stock for
 acquisitions                  29,038        3      232,126          -           -           -

Issuance of common stock (net
 of direct costs of $53,585)  728,773       73      151,038          -           -           -

Retirement of treasury
 stock                       (632,527)     (63)     (18,339)    (128,867)    (632,527)   147,269

Dividends on common stock,
 $0.02 per share                 -         -            -       (105,000)        -           -

Net income                       -         -            -        867,514         -           -
                             -------- --------     --------     --------     --------   --------

BALANCE, MARCH 31, 1995     5,606,939      561    6,695,241      768,760      396,390    (92,290)

Issuance of common stock
  for acquisitions            916,937       91    6,275,592          -           -           -

Dividends on common stock,
 $0.006 per share                 -        -            -        (36,386)        -           -

Net income                        -        -            -        374,497         -           -
                             -------- --------     --------     --------     --------   --------

BALANCE, MARCH 31, 1996     6,523,876 $    652  $12,970,833   $1,106,871      396,390   $(92,290)
                             ======== ========     ========     ========     ========   ========



The accompanying notes are an integral part of these financial statements.

             NETWORK LONG DISTANCE, INC. AND SUBSIDIARIES
             --------------------------------------------

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
          --------------------------------------------------


                                           For the Year Ended March 31,
                                         ---------------------------------
                                         1996          1995        1994
                                        --------     --------     --------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                              $  374,497   $  867,514  $  173,886
 Adjustments to reconcile net
   income to net cash provided
   by (used in) operating
   activities:
     Depreciation                           623,845      316,391     242,573
     Amortization                           622,981       80,270      34,784
     Provision for losses on
       accounts receivable                1,112,151      403,314     243,590
     Provision for deferred
       income taxes                         207,907       71,434     114,955
     Provision for employee stock
       incentive plan                        50,752       42,350         -
     (Gain) loss on disposal of
       equipment                            (17,000)      62,319      19,476
     Promotional Bonuses                        -         73,825      13,179
     Changes in assets and
       liabilities, net of effect
       of business combinations:
         Accounts receivable             (3,997,138)  (2,888,943) (1,716,189)
         Other current assets            (1,206,250)      34,408      33,457
         Accounts payable and other
          current liabilities             1,943,120    2,223,200     381,509
         Other                              122,232     (232,000)    271,339
                                         ----------   ----------  ----------
     Net cash provided by (used in)
      operating activities                 (162,903)   1,054,082    (187,441)
                                         ----------   ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures                    (1,081,983)  (1,423,988)   (267,096)
 Sale (purchase) of short-term
   investments, net                       1,558,562    2,751,238  (4,309,800)
 Acquisitions and related costs          (1,101,173)  (1,781,055)        -
 Increase in intangible assets             (195,321)    (110,853)        -
 Proceeds from sale of equipment             17,000          -           -
 Other                                       (4,462)      (4,179)   (145,704)
                                         ----------   ----------  ----------
   Net cash used in investing
    activities                             (807,377)    (568,837) (4,722,600)
                                         ----------   ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on debt             (12,596,238)    (454,680)   (654,988)
 Proceeds from issuance of debt          13,972,209      123,000      11,331
 Proceeds from issuance of
   common stock                                 -        204,695   6,903,700
 Proceeds from sale of redeemable
   preferred stock                              -            -       300,000
 Redemption of preferred stock                  -        (55,527)   (300,000)
 Dividends on preferred stock                   -            -       (31,984)
 Dividends on common stock                  (36,386)    (134,597)        -
 Offering costs                                 -        (53,585) (1,200,363)
                                         ----------   ----------  ----------

   Net cash provided by (used in)
    financing activities                  1,339,585     (370,694)  5,027,696
                                         ----------   ----------  ----------

   Net increase in cash and
    cash equivalents                        369,305      114,551     117,655

   Cash and cash equivalents at
    beginning of period                     523,267      408,716     291,061
                                         ----------   ----------  ----------

   Cash and cash equivalents at
    end of period                        $  892,572   $  523,267  $  408,716
                                         ==========   ==========  ==========



The accompanying notes are an integral part of these financial statements.

             NETWORK LONG DISTANCE, INC. AND SUBSIDIARIES
             --------------------------------------------

        NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
        -------------------------------------------------------





1.   MERGERS:
     --------

On June 30, 1996, Network Long Distance, Inc. (Network), merged with Long Distance Telecom, Inc. dba Blue Ridge Telephone (Blue Ridge) and in connection therewith issued 337,058 shares of common stock for all of Blue Ridge's common stock. On November 15, 1996, Network merged with United Wats, Inc. (United Wats) and in connection therewith issued 2,277,775 shares of common stock for all of United Wats' common stock. (Both transactions will be collectively referred to as the "Mergers.") The Mergers were accounted for as pooling-of-interests and, accordingly, the Network financial statements for periods prior to the Mergers have been restated to include the results of Blue Ridge and United Wats for all periods presented. Separate and combined results of operations are as follows:



                                           For the year ended March 31,
                                         ---------------------------------
                                         1996          1995        1994
                                        --------     --------     --------

Revenues:
 Network                                $30,810,016  $24,216,948 $10,621,705
 Blue Ridge                               3,463,470    2,789,916   1,871,855
 United Wats                             10,425,705    2,367,989     641,060
                                         ----------   ----------  ----------
    Combined                            $44,699,191  $29,374,853 $13,134,620
                                         ==========   ==========  ==========

Income (loss) before income tax:
 Network                                $  (442,412) $   609,192 $   321,320
 Blue Ridge                                 313,243       62,008     (56,801)
 United Wats                                726,939      463,268      24,322
                                         ----------   ----------  ----------
    Combined                            $   597,770  $ 1,134,468 $   288,841
                                         ==========   ==========  ==========

Prior to the Mergers, Blue Ridge operated in the form of a partnership under the name "Telecommunications Ventures Limited Partnership No. 1 T/A Blue Ridge Telephone." On June 17, 1996, Blue Ridge changed to a corporate form of organization. Blue Ridge did not recognize income tax expense for the periods presented because its tax attributes flowed to its partners.
In addition, prior to October 1, 1994, United Wats was taxed under Subchapter S of the Internal Revenue Code. United Wats did not recognize income tax expense prior to October 1, 1994 because its tax attributes flowed to its shareholders. The supplemental consolidated statements of operations include a pro forma adjustment to reflect results as if both Blue Ridge and United Wats had been subject to income tax for all periods presented.

Prior to the Mergers, both Blue Ridge and United Wats utilized a December 31 fiscal year end. For purposes of the supplemental consolidated balance sheets, the March 31, 1996 and 1995, consolidated balance sheets of Network have been consolidated with the balance sheets of Blue Ridge and United Wats as of December 31, 1995 and 1994. For purposes of the supplemental consolidated statements of operations, stockholders' equity and cash flows, the results of

Network for each of the years in the three year period ended March 31, 1996 have been combined with the results of Blue Ridge and United Wats for each of the years in the three year period ended December 31, 1995. There were no significant intercompany transactions among Network, Blue Ridge and United Wats. The combined companies of Network, Blue Ridge and United Wats are hereinafter referred to as the "Company."

2.   DESCRIPTION OF BUSINESS:
     ------------------------

The Company provides long distance telecommunications services to commercial and residential customers in 48 states. The Company provides these services primarily through three customer service divisions - retail division, switchless reseller division and agent division. The retail division involves the sale of long distance services directly to end-users. The switchless reseller division involves the sale of long distance services to other entities who resell the services to end-users. The agent division involves the sale of long distance services directly to end-users through master agents of the Company.

Calls are transmitted over circuits leased from other telecommunications carriers at fixed or variable rates. Calls are switched through the Company's switching center or by other carriers on the Company's behalf. The Company furnishes its end user customers, as well as its reseller customers, with various long distance products including 1+ dialing, WATS, private line, calling cards and 800 services. Billing, collection and customer service are available, at additional costs, to reseller customers.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Basis of Presentation
---------------------

The supplemental consolidated financial statements of Network have been prepared to give retroactive effect to the mergers with Blue Ridge on June 30, 1996 and United Wats on November 15, 1996. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

Principles of Consolidation
---------------------------

All significant intercompany balances have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used primarily when accounting for allowance for doubtful accounts, depreciation and amortization, and taxes. See "Accounts receivable" and "Intangible assets."

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts for cash, accounts receivable, other receivables, accounts payable, accrued liabilities and long-term debt approximate their fair value.

Securities Purchased Under Agreement to Resell
----------------------------------------------

The Company invests excess funds in short-term, interest-bearing obligations. Due to the short-term nature of these investments, the Company does not take possession of the securities which are held in safekeeping.

The Company does not enter into hedge and/or other transactions to limit the risk of loss that may result from a decline in market value of the underlying assets in the event of default by the counterparty. However, the counterparty sells the Company securities with a market value in excess of the funds invested.

Accounts Receivable
-------------------

Accounts receivable represent amounts due on monthly billings for long distance and other telecommunications costs incurred by customers.

The allowance for doubtful accounts is established through a provision for losses on accounts receivable which is charged to expense. Accounts receivable are charged against the allowance for doubtful accounts when management believes the collectibility of the receivable is unlikely. The allowance, which is based on evaluations of the collectibility of the receivables and prior bad debt experience, is an amount that management believes will be adequate to absorb probable losses on accounts receivable existing at the reporting date. The evaluations take into consideration such factors as changes in the aging and volume of the accounts receivable, overall quality, review of specific problem receivables and current industry conditions that may affect a customer's ability to pay. Actual results could differ from management's estimates. Charge-offs during the fiscal years 1996, 1995 and 1994 were approximately $780,000, $179,000 and $31,000, respectively.

During fiscal year 1996, the Company reevaluated reseller activities generally and, specifically its relationship with certain resellers. As a result, the Company has chosen to de-emphasize its reseller marketing activities by reducing the number of wholesale customers and the related wholesale accounts receivable. In addition, certain wholesale customers have experienced financial difficulties which impede their ability to pay the Company on a timely basis. Wholesale customers with slow payment histories have been placed on specific payment plans or under lock box agreements. Management has specifically evaluated its allowance for doubtful accounts relative to its wholesale customers and believes the allowance to be adequate to absorb probable losses on the accounts receivable at March 31, 1996. However, the actual losses on wholesale accounts receivable could differ from management's evaluation at March 31, 1996 and such difference could be material.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is provided for financial reporting purposes using primarily the straight-line method over the following estimated useful lives:

          Building                                    30 years
          Building improvements                     7-39 years
          Telecommunications equipment              3-10 years
          Office equipment                           5-7 years

Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the property accounts, and any resulting gain or loss is reflected in results of operations.

Intangible Assets
-----------------

The Company's intangible assets include customer acquisition costs and non-compete agreements incurred as a result of purchased customer bases; goodwill, customer acquisition costs and non-compete agreements resulting from acquisitions of businesses; and software development costs attributable to telecommunications service activities.

In allocating the excess of the purchase price over tangible assets acquired in business combinations, the Company utilizes cash flow models and projected attrition rates to quantify the values allocated to the various intangibles as well as the related useful lives. While management believes that the cash flow models are achievable and the attrition rates are reasonable, management regularly reassesses the realization of the acquisition-related intangibles through periodic updates of the cash flow models. The amounts allocated to the various intangibles and the estimated useful lives could change based on these periodic updates.

Customer acquisition costs are recorded based upon the estimated value of the customer base acquired. Customer acquisition costs are amortized over 6 to 12 years using the straight-line method. Accumulated amortization, at March 31, 1996 and 1995, was approximately $412,000 and $23,000, respectively.

The Company allocates goodwill to business acquisitions based on a series of projections of cash flows of the acquired entity. Goodwill is amortized over 30 to 40 years using the straight-line method. Accumulated amortization at March 31, 1996 and 1995, was approximately $55,000 and $24,000, respectively.

Other intangibles include software development costs and non-compete agreements. The Company capitalizes external costs related to the
development of software while internal costs are expensed.   Other
intangibles are amortized using the straight-line method over lives ranging from one to five years. Accumulated amortization at March 31, 1996 and 1995, was approximately $259,000 and $56,000, respectively.

Other Receivables
-----------------

Other receivables consist of current amounts due from customers and entities providing billing and collection services for a portion of the Company's customer base.

Other Current Assets
--------------------

At March 31, 1996 and 1995, other current assets consisted of costs of direct response advertising and other prepaid expenses. Direct response advertising costs are capitalized and amortized over the expected life of the customer. The Company has determined that the expected life of a customer obtained through direct response advertising is one year. At March 31, 1996, approximately $183,000, net of accumulated amortization of approximately $194,000, was included in other current assets related to direct response advertising .

Other Assets
------------

Other assets include long-term notes receivable from employees of approximately $262,000 and $188,000 at March 31, 1996 and 1995,
respectively.

Income Taxes
------------

Income taxes are provided using an asset and liability approach. The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of (a) temporary differences between the tax basis of assets and liabilities and amounts reported in the balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of adjustment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

Recognition of Revenue
----------------------

Customer long distance calls are routed through switching centers owned by the Company or others over long distance telephone lines provided by others. The Company records revenues at the time of customer usage primarily on a measured time basis.

Telecommunications Expense
--------------------------

Telecommunications expense includes all payments to local exchange carriers and interexchange carriers primarily for access and transport charges. The Company mainly utilizes long-term fixed cost contracts with other carriers in order to carry customer calls.

Earnings per Share
------------------

For the years ended March 31, 1996, 1995 and 1994, earnings per share were calculated based on the weighted average number of shares outstanding during the year plus the dilutive effect of stock options and warrants determined using the treasury method. Average common and common equivalent shares utilized were 5,079,938, 4,587,620 and 3,827,889, respectively, for the years ended March 31, 1996, 1995 and 1994. In each year, there were no differences in primary and fully diluted earnings per share.

Dividends of $31,984 for the year ended March 31, 1994 on convertible preferred stock were deducted from net income to determine net income available to common stockholders for earnings per share computations.

Common Stock Escrow Agreement
-----------------------------

As part of its public offering of common stock in March 1994, the Company transferred 626,691 shares of common stock, owned by officers, into an escrow account. The common stock will be released from escrow in three annual increments of 208,897 shares if the Company either meets earnings per share requirements, on a fully diluted basis as defined in the agreement, or consummates a public offering of the Company's common stock considering certain conditions defined in the agreement. The stipulated earnings per share (EPS) amounts are as follows:


                   March 31                        EPS
                   --------                        ---

                    1995                          $0.375
                    1996                          0.60
                    1997                          1.00

If the Company fails to meet EPS requirements, the common stock held in escrow will be forfeited and canceled to the Company's treasury. However, if the Company meets the EPS requirement in the second or third fiscal year, any shares forfeited in a prior year(s) will be considered earned and released to the officers in the subsequent year. If the EPS requirements are attained, the appropriate compensation expense will be recorded by the Company.

All of the escrowed shares will be released from escrow in the event the Company is acquired or merged into another entity prior to March 31, 1997 at a price per common share of at least $10. If the Company is acquired or merged into another entity prior to March 31, 1997 at a price of less than $10 per common share, all of the escrowed shares remaining in escrow at the time of the transaction will be forfeited.

If the Company completes a public offering of its common stock which results in the Company obtaining capital of $5,000,000 at a minimum price of $10 per share of common stock, the stipulated dates of March 31, 1997 will be extended to March 31, 1998.

The escrow agreement terminates on July 15, 2000. The escrowed shares have been excluded from the weighted average number of shares outstanding for the years ended March 31, 1996 and 1995.

Statement of Cash Flows
-----------------------

For purposes of the statement of cash flows, cash on hand and on deposit are considered to be cash and cash equivalents.

Reclassifications
-----------------

Certain items for 1995 and 1994 have been reclassified to conform with the 1996 presentation.

Recently Adopted Accounting Pronouncements
------------------------------------------

In 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114 "Accounting by Creditors for Impairment of a Loan" and

SFAS No. 116 "Accounting for Contributions Received and Contributions Made." In 1994, the FASB issued SFAS No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These statements were adopted by the Company in the year ended March 31, 1996. Adoption of these statements did not have a material effect on the financial position or results of operations of the Company.

Recently Issued Accounting Pronouncements
-----------------------------------------

In March 1995, the FASB issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. This statement is effective for years beginning after December 15, 1995.

In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation." This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and is effective for fiscal years beginning after December 15, 1995. The Company expects to continue to apply the accounting provisions of Accounting Principles Board Opinion 25 in determining its net income; however, additional disclosures will be made to disclose the estimated value of compensation expense under the method established by SFAS No. 123.

4.   CUSTOMER BASE ACQUISITIONS:
     ---------------------------

The Company has completed a series of acquisitions of segments of other long distance providers' customer bases. Such acquisitions have been accomplished through the purchase of the customer base and related accounts receivable for cash, shares of the Company's common stock, issuance of notes payable and forgiveness of accounts receivable or a combination thereof. All acquisitions have been accounted for as purchases and resulted in an excess of the purchase price over the net tangible assets acquired.

The table below sets forth information concerning consideration given in connection with the customer base acquisitions by the Company:


                                                       Purchase Price
                                      --------------------------------------------
                                             Forgiveness            Shares Issued
                        Acquisition              of       Notes    ---------------
   Acquired Entity         Date       Cash   Receivables Payable   Number    Value
  -----------------        ----       ----   ----------- -------   ------    -----

Quantum
 Communications, Inc.
 (Quantum)                 Jan-96   $  474,226 $    -   $339,570   29,756   $ 590,355

Network Services, Inc.
 (NSI)                     May-95      564,802      -    192,500    7,349      55,335

Telecommunications
 Brokerage, Inc.
 (TBI)                     May-95          -    238,465      -        -           -

Prime Telecom, Inc.
 (PTI)                    Apr.-95       10,191   46,875      -        -           -

Westover Communication
 Corp. (WCC)              Dec.-94       63,090      -        -        -           -

Colorado River
 Communications (CRC)     Nov.-94    1,741,977      -        -     29,038     232,129

First Choice
 Network (FCN)             Mar-94      131,695      -        -        -           -


The table below sets forth information concerning assets acquired in connection with the customer base acquisitions by the Company:


                                                                           Amortization
                                            Assets Acquired              Period (Years)
                                    ---------------------------------  --------------------
                        Acquisition  Accounts    Customer    Other     Customer   Other
   Acquired Entity         Date     Receivable     Base    Intangibles   Base   Intangibles
  -----------------        ----     ----------     ----    -----------   ----   -----------

Quantum
 Communications, Inc.
 (Quantum)                 Jan-96   $ 191,250   $ 826,765   $    -      7.5         -

Network Services, Inc.
 (NSI)                     May-95     259,286     368,438        -       12         -

Telecommunications
 Brokerage, Inc.
 (TBI)                     May-95      39,811     191,154        -       11         -

Prime Telecom, Inc.
 (PTI)                    Apr.-95      26,712      30,354        -       11         -

Westover Communication
 Corp. (WCC)              Dec.-94      35,170      11,120        -       12         -

Colorado River
 Communications (CRC)     Nov.-94     336,210     692,000    870,000      6      2 - 40

First Choice
 Network (FCN)             Mar-94      56,287      76,289        -       12         -




The initial purchase price allocations for the fiscal year 1996 acquisitions were based on estimates pending development of more detailed information concerning the current values of certain assets and liabilities. As a result, the final purchase price allocations may differ from the presented estimates.

5.   BUSINESS COMBINATION:
     ---------------------

On October 31, 1995, the Company acquired substantially all of the assets of ValueTel, Inc., (ValueTel), a long distance reseller whose customer base was located primarily in Illinois, in a transaction accounted for as a purchase. Results of operations of ValueTel are included in current year results of operations of the Company from the date of acquisition. As consideration for the purchase, the Company issued 890,915 shares of its common stock with an assigned value of approximately $5,955,000, assumed liabilities of ValueTel of approximately $696,000 and forgave a ValueTel payable to the Company of approximately $608,000. The Company acquired substantially all of ValueTel's accounts receivable which were valued at $1,610,000. Intangible assets acquired were allocated to customer base at approximately $3,334,000, non-compete agreements at approximately $845,000 and goodwill at approximately $1,470,000. Of the 890,915 shares of the Company's common stock issued, 16,500 shares are held in escrow pending resolution of purchase price contingencies. The escrowed shares have not been considered as part of the purchase price.

The following unaudited pro forma combined results of operations for the Company assume that the ValueTel acquisition was completed on April 1, 1995.



                                                   1996             1995
                                                  --------        --------

Revenues                                          $50,080,000    $29,871,000
Income (loss)  applicable to
 common shareholders                                  105,635        (23,943)
Income (loss) per share                                  0.02          (0.01)

These pro forma amounts represent the historical operating results of the acquired entity combined with those of the Company with appropriate adjustments which give effect to interest expense, amortization and common shares issued. These pro forma amounts are not necessarily indicative of operating results which would have occurred if ValueTel had been operated by current management during the periods presented because these amounts do not reflect full network optimization and the synergistic effect on operating, selling, general and administrative expenses.

The initial purchase price allocation for the ValueTel acquisition was based on estimates pending development of more detailed information concerning the current values of certain assets and liabilities. As a result, the final purchase price allocation may differ from the presented estimates.

6.   INCOME TAXES:
     -------------

The provision for income taxes is composed of the following:


                                            1996          1995        1994
                                          --------     --------     --------

Current                                   $  15,276    $ 195,520   $     -
Deferred                                    207,997       71,434     114,955
                                          ---------    ---------   ---------
Total provision for income taxes          $ 223,273    $ 266,954   $ 114,955
                                          =========    =========   =========

The following is a reconciliation of the actual provisions for income taxes to the expected amounts which are derived by applying the statutory rate to reported pretax income. The expected statutory amount does not consider income (loss) related to Blue Ridge because Blue Ridge was a partnership for all periods presented. The expected statutory amount for 1994 does not consider income related to United Wats because United Wats was taxed as a S Corporation in that period.

                                            1996         1995         1994
                                          --------     --------     --------

Expected statutory amount                 $ 140,356    $ 392,432   $ 112,462
Usage of net operating loss
 carryforwards                                  -        (75,409)        -
Effect of officer's life insurance            1,681       (9,652)      1,632
Effect of revocation of United Wats
 S Corporation Status                           -        (26,280)        -
Reclassification from current
 taxes payable                               68,732          -           -
Other                                        12,504      (14,137)        861
                                          ---------    ---------   ---------
Actual tax provision                      $ 223,273    $ 266,954   $ 114,955
                                          =========    =========   =========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of March 31, 1996 and 1995:

                                                 March 31,
                               ---------------------------------------------
                                      1996                      1995
                               --------------------      -------------------

                               Assets    Liabilities    Assets    Liabilities
                              ---------  -----------   ---------  -----------
Allowance for doubtful
 accounts                     $  418,557  $      -      $  96,806   $     -
Depreciation                         -       119,508          -        52,680
Amortization                      40,846         -            -           -
Effect of conversion
 from cash basis for
 income tax purposes                 -       239,586          -       118,986
Accounts receivable                  -       929,790          -       189,517
Prepaid expenses                     -        82,952          -           -
Accrued liabilities              627,774         -        171,446         -
Other                                -        16,414          900       1,135
                              ----------  ----------   ----------  ----------
   Total                      $1,087,177  $1,388,250   $  269,152  $  362,318
                              ==========  ==========   ==========  ==========


7.   LONG-TERM DEBT:
     ---------------

In December 1995, the Company renewed its line of credit with a bank with $6,000,000 being available under the renewed facility. Borrowings under the renewed line of credit mature on April 30, 1997 and bear interest at 1% above the prime rate (9.25% at March 31, 1996). At March 31, 1996, $2,532,235 was outstanding under the line of credit. The line of credit is secured by certain accounts receivable of the Company and requires compliance with certain financial and operating covenants which include minimum leverage and fixed charge coverage ratios. At March 31, 1996, the Company was in compliance with those covenants.

The Company maintains a line of credit with a bank which expires May 31, 1996 and provides short-term credit up to $130,000. Interest is payable monthly at the rate of prime plus 1.5% with a 30-day pay-out required. The line of credit is secured by accounts receivable of the Company. The line of credit requires compliance with certain financial covenants. No borrowings were outstanding under this facility at March 31, 1996 and 1995.

The Company has a line of credit which expires October 31, 1996 and provides short-term credit up to $750,000. The line bears interest at the rate of prime plus 1%. The line is collateralized by substantially all assets of the Company. No borrowings were outstanding under this facility at March 31, 1996 and 1995.

At March 31, 1996, $343,114 remained outstanding on notes payable primarily to acquired entities incurred in connection with acquisition of customer bases. Borrowings under these notes payable are unsecured, bear interest at 8% and mature in February 2001.

The Company has other notes payable to banks with aggregate outstanding balances of $109,280 and $117,932 at March 31, 1996 and 1995, respectively. Borrowings under these notes mature in periods ranging from September 1996 to July 1999 and bear interest at rates ranging from 7% to 10.5%. The notes are collateralized by telecommunications and other equipment.

In May 1996, the Company entered into a $14,250,000 credit facility with a bank which includes a revolving credit facility and term loan facility. Borrowings under the revolving credit portion of the facility may not exceed the lesser of $11,000,000 minus any reserves the lender may deem eligible or 85% of eligible receivables. Borrowings under the revolving facility will bear interest at the prime rate plus 0.75%. Borrowings and unpaid interest on the revolving facility are repayable in full at maturity of the facility on June 1, 1999. The Company is allowed to borrow $3,250,000 under the term loan facility. The term loan is repayable in 36 equal monthly principal installments of $90,278 plus accrued interest. The term loan will bear interest at the prime rate plus 3%. Substantially all of the assets of the Company including tangible assets, receivables and general intangibles, the definition of which includes but is not limited to intellectual property, business plans, business records and licenses, are pledged as collateral under the credit facility.

Future maturities of long-term debt are as follows:


          1997                                    $  202,280
          1998                                       134,155
          1999                                        87,895
          2000                                     2,606,833
          2001                                        60,255
                                                  ----------

                                                  $3,091,418
                                                  ==========


8.   EMPLOYEE BENEFIT PLAN:
     ----------------------

In May 1994, the Company adopted a stock incentive plan (the Plan) under which certain employees are eligible to receive 100 shares of the Company's common stock upon completion of their first anniversary of service. All shares issued under the Plan are held by the Company for a period of three years from the issue date, at which time the employee vests if they are still employed with the Company. In the event the Company is sold, all employees vest immediately. Approximately 19,300 and 17,600 shares of common stock had been awarded under the Plan at March 31, 1996 and 1995, respectively. Compensation expense of $50,752 and $42,350 was recognized in the years ended March 31, 1996 and 1995, respectively, related to the Plan.

In March 1996, the Company adopted a Defined Contribution Retirement Plan for all eligible employees which qualifies under the provisions of Section 401(k) of the Internal Revenue Code and will be retroactively effective to January 1, 1996.

Prior to the Mergers, United Wats operated a Defined Contribution Retirement Plan which qualified under the provision of Section 401(k) of the Internal Revenue Code. Employees were allowed to make tax deferred contributions ranging from 1% to 15% of their eligible compensation.
United Wats matched 25% of the first 6% of each employee's contribution and was eligible to make additional discretionary contributions. Total profit sharing expense was $7,689 for the year ended March 31, 1996.

9.   STOCK WARRANTS:
     ---------------

The Company grants warrants to various directors, officers, employees and nonemployees from time to time. The warrants vest in periods ranging from immediately following grant date to ten years from grant date. Terms and conditions of the Company's warrants, including exercise price and the period warrants are exercisable, generally are at the discretion of the Company's Board of Directors. Each warrant granted allows for the purchase of one share of the Company's common stock. No warrants are exercisable for a period of more than ten years. No compensation expense has been recognized on granting these warrants because the exercise price for warrants granted equaled or exceeded the fair market value of the Company's common stock at the grant date. The following summarizes information related to warrants granted by the Company:


                                                  Number of       Exercise
                                                  Warrants         Price
                                                  --------        -------

Balance, March 31, 1994                                 -       $       -

Granted                                             120,000            7.50
                                                 ----------      ----------

Balance, March 31, 1995                             120,000            7.50

Granted                                           1,077,002      7.50-9.875
Canceled                                            (70,000)          9.875
                                                 ----------      ----------

Balance, March 31, 1996                           1,127,002     $7.50-9.125
                                                 ==========      ==========


10.  COMMITMENTS:
     ------------

At March 31, 1996, the Company was committed under noncancellable, noncapitalizable agreements for fixed cost transmission facilities that require minimum payments of approximately $25,000,000 in 1997, $18,050,000 in 1998, $8,400,000 in 1999 and $1,350,000 in 2000.

The Company leases office facilities and certain equipment under noncancellable operating leases having initial or remaining terms of more than one year. Rent expense related to these leases was approximately $375,000, $81,000 and $61,000, for the years ended March 31, 1996, 1995 and
1994, respectively. Approximate minimum lease payments under these operating leases are as follows:


          1997                                      $358,000
          1998                                       363,000
          1999                                       332,000
          2000                                       333,000
          2001                                       365,000
          Thereafter                                  90,000


Certain telecommunications equipment is leased under a capital lease agreement expiring May 1998. The following is an analysis of the equipment under capital lease included in property and equipment:

                                                         March 31,
                                                  -----------------------
                                                    1996           1995
                                                  --------       --------

Communication equipment                           $ 367,862      $ 367,862
Less accumulated depreciation                      (110,039)       (58,526)
                                                  ---------      ---------
                                                  $ 257,823      $ 309,336
                                                  =========      =========

The following is a schedule by years of the future minimum lease payments under capital lease together with the present value of the minimum lease payments as of March 31, 1996.


1997                                                   $ 102,794
1998                                                     102,794
1999                                                      34,535
                                                       ---------
Total minimum lease payments                             240,123
Amounts representing interest                            (30,787)
                                                       ---------
Present value of net minimum
  lease payments                                         209,336
Less current portion                                     (82,855)
                                                       ---------
Long-term portion                                      $ 126,481
                                                       =========


Certain of the Company's facility leases include renewal options and all leases include provisions for rent escalation to reflect increased operating costs and/or require the Company to pay certain maintenance and utility costs.

11.  CONTINGENCIES:
     --------------

On February 8, 1996, President Clinton signed legislation that will, without limitation, permit Bell Operating Companies (BOC) to provide domestic and international long distance services upon a finding by the Federal Communications Commission that the petitioning BOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest; removes existing barriers to entry into local service markets; significantly changes the manner in which carrier-to-carrier arrangements are regulated at the federal and state level; establishes procedures to revise universal service standards; and establishes penalties for unauthorized switching of customers. The Company cannot predict the effect such legislation will have on the Company or the industry. However, the Company believes that it is positioned to take advantage of business opportunities in the rapidly-changing telecommunications market.

The Company is involved in legal proceedings generally incidental to its business. While the results of these various legal matters contain an element of uncertainty, the Company believes that the probable outcome of any of these matters, or all of them combined, should not have a material adverse effect on the Company's consolidated results of operations or financial position.

12.  RELATED PARTY TRANSACTIONS:
     ---------------------------

The Company held notes receivable and related accrued interest from various employees of $261,898 and $187,751 as of March 31, 1996 and 1995,
respectively. These notes, which are unsecured, include non-interest bearing notes and notes bearing interest at a rate of 8%.

The Company is indebted to shareholders under two notes payable aggregating $106,789 and $225,014, respectively, at March 31, 1996 and 1995. These notes payable bear interest at rates ranging from 8% to 9% and mature on dates ranging from September 1995 to December 1997. The notes are secured by shares in the Company and a life insurance policy on a shareholder. At March 31, 1996, the current portion of these notes payable was $83,429 with the remaining portion of $23,360 maturing in the year ending March 31, 1998.

The Company leases office space and a retail facility from shareholders under two operating leases. Annual rentals under the leases totaled $37,200, $36,300 and $30,000, respectively, for the years ended March 31, 1996, 1995 and 1994.

13.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     -------------------------------------------------

Interest paid by the Company during the years ended March 31, 1996, 1995 and 1994 amounted to $261,000, $88,000 and $171,000, respectively. Income taxes paid during the years ended March 31, 1996 and 1995, were $115,000 and $25,000, respectively. No income taxes were paid, and no refunds were received during the year ended March 31, 1994.

In conjunction with business combinations and customer base acquisitions during the years ended March 31, 1996 and 1995, assets acquired and non-cash consideration issued were as follows:

                                                         March 31,
                                                  ----------------------
                                                    1996           1995
                                                  --------       --------

Fair value of tangible assets acquired           $2,134,675     $  437,667
Excess of cost over intangible
 assets acquired                                  7,329,764      1,771,185
Accounts receivable forgiven                       (892,935)      (195,668)
Liabilities assumed                                (649,478)           -
Notes payable issued                               (532,070)           -
Common stock issued                              (6,288,783)      (232,129)
                                                 ----------     ----------
Cash paid                                        $1,101,173     $1,781,055
                                                 ==========     ==========


For the year ended March 31, 1996, noncash transactions also included debt incurred for purchase of equipment of $29,320 and other noncash transactions of $8,072. For the year ended March 31, 1995, noncash transactions included retirement of treasury stock of $147,269, capital lease obligations incurred of $66,940, other noncash transactions of $25,409 and redemption of preferred stock of $190,506. For the year ended March 31, 1994, noncash transactions included capital lease obligations incurred of $300,921, debt incurred in lieu of salary payment of $43,064, debt issued in exchange for treasury stock of $239,559, dividends accrued of $29,597, obtaining deposit in exchange for a note payable of $150,000 and other noncash transactions of $74,032.

14.  CONCENTRATIONS OF CREDIT RISK:
     ------------------------------

Four of the Company's switchless customers accounted for approximately 13% of revenues in 1996 and approximately 13% of gross accounts receivable at March 31, 1996. The Company performs initial and ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts. Customers may be asked to provide personal guarantees and/or security deposits. If the financial condition and operations of these switchless customers deteriorate below critical levels, the Company's operating results could be adversely affected.

15.  SUBSEQUENT EVENTS:
     ------------------

In May 1996, the Company purchased customer base and related accounts receivable from Universal Network Services, Inc., a switchless reseller whose customer base is located primarily in Nevada. The purchase price consisted of approximately $2,852,000 in cash and issuance of 188,373 shares of common stock of the Company tentatively valued at $2,166,000. In addition to the issuance of the 188,373 common shares, the Company issued 55,385 common shares which are to be held in escrow pending certain purchase price adjustments. The Company acquired tangible assets (receivables) valued at approximately $776,000.

          (d)  Exhibits: Filed herewith pursuant to Reg. S-K Item 601 is the following exhibit.

               Exhibit No.         Description
               -----------         -----------

                    1 Share Exchange Agreement and Plan of Reorganization dated November 15, 1996 between the Registrant and United Wats, Inc..*


               * previously filed.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORK LONG DISTANCE, INC.



Dated: January 6, 1997                  By:   /s/ MARC I. BECKER
                                            -----------------------------
                                            Marc I. Becker,
                                            Executive Vice President









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